Exhibit 10.2

AMENDMENT NO. 1 TO

AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT (this “Amendment”) dated as of November 6, 2014, to be effective as of September 30, 2014 (the “First Amendment Effective Date”), is by and among ADDUS HEALTHCARE, INC., an Illinois corporation (“Addus Healthcare”), ADDUS HEALTHCARE (IDAHO), INC., a Delaware corporation (“Addus Idaho”), ADDUS HEALTHCARE (INDIANA), INC., a Delaware corporation (“Addus Indiana”), ADDUS HEALTHCARE (NEVADA), INC., a Delaware corporation (“Addus Nevada”), ADDUS HEALTHCARE (NEW JERSEY), INC., a Delaware corporation (“Addus New Jersey”), ADDUS HEALTHCARE (NORTH CAROLINA), INC., a Delaware corporation (“Addus North Carolina”), BENEFITS ASSURANCE CO., INC., a Delaware corporation (“Benefits Assurance”), PHC ACQUISITION CORPORATION, a California corporation (“PHC Acquisition”), PROFESSIONAL RELIABLE NURSING SERVICE, INC., a California corporation (“Professional Reliable”), ADDUS HEALTHCARE (SOUTH CAROLINA), INC., a Delaware corporation (“Addus South Carolina”), ADDUS HEALTHCARE (DELAWARE), INC., a Delaware corporation (“Addus Delaware”), CURA PARTNERS, LLC, a Tennessee limited liability company (“Cura”; Addus Healthcare, Addus Idaho, Addus Indiana, Addus Nevada, Addus New Jersey, Addus North Carolina, Benefits Assurance, PHC Acquisition, Professional Reliable, Addus South Carolina, Addus Delaware and Cura are collectively referred to herein as the “Borrowers” and individually referred to herein, each a “Borrower”), and ADDUS HOMECARE CORPORATION, a Delaware corporation (“Holdings” and “Guarantor”; Guarantor and the Borrowers are collectively referred to herein as the “Credit Parties” and individually referred to herein, each as a “Credit Party”), the Lenders, and FIFTH THIRD BANK, an Ohio banking corporation (in its individual capacity, “Fifth Third”), as administrative agent (in such capacity as agent, “Agent”) for itself and all other Lenders.

W I T N E S S E T H:

WHEREAS, Agent, Fifth Third, as a Lender, Borrowers, Holdings and the Permitted Dissolved Entities (as defined below) are parties to that certain Amended and Restated Credit and Guaranty Agreement, dated as of August 11, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, at the time of the closing of the Credit Agreement, it was contemplated that various borrowers, including Fort Smith, Little Rock and Lowell, would be liquidated or dissolved within a certain period of time after the closing and such dissolutions were permitted under Section 6.13 of the Credit Agreement so long as certain notices and deliveries were met;

WHEREAS, as of the date of this Amendment, each of Fort Smith, Little Rock and Lowell (collectively, the “Permitted Dissolved Entities”) have been dissolved and are no longer “Borrowers” under the Credit Agreement;

WHEREAS, the Borrowers, Agent, and the Lenders desire to amend the Credit Agreement, subject to the terms and conditions of this Amendment; and

WHEREAS, this Amendment shall constitute one of the Loan Documents and these Recitals shall be construed as part of this Amendment.

NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment, the parties, intending to be bound, hereby agree as follows:

Section 1. Incorporation of the Credit Agreement. All capitalized terms which are not defined herein shall have the same meanings as set forth in the Credit Agreement, and the Credit Agreement, to the extent not inconsistent with this Amendment, is incorporated herein by this reference as though the same were set forth in its entirety. Except as specifically set forth herein, the Credit Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.

Section 2. Amendments of the Credit Agreement. The Credit Parties, Agent and the Lenders hereby agree to amend the Credit Agreement as of the date hereof as follows:

(a) Section 1.1 (Definitions). The following new definitions are added to Section 1.1 of the Credit Agreement in appropriate alphabetical order to read as follows:

“First Amendment” shall mean that certain Amendment No. 1 to Amended and Restated Credit and Guaranty Agreement dated as of November 6, 2014 to be effective as of the First Amendment Effective Date by and among the Borrowers, the other Credit Parties, the Agent and the Lenders.

“First Amendment Effective Date” shall mean September 30, 2014.

(b) Section 1.1 (Defined Terms). The following definitions set forth in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

“Applicable Margin” means, (a) with respect to the Commitment Fees payable under Section 2.13 hereof, 0.50%, (b) with respect to Reimbursement Obligations, 4.60%, (c) with respect to Base Rate Loans under the Revolving Credit, 1.60%, (d) with respect to Eurodollar Loans and Daily Floating LIBOR Loans under the Revolving Credit, (i) from the Closing Date through and including one (1) day prior to the First Amendment Effective Date, 4.60% and (ii) from the First Amendment Effective Date and at all times thereafter, 3.50%, and (e) with respect to the L/C Fees payable under Section 2.13 hereof, 2.00%.

“Borrower(s)” is defined in the introductory paragraph of this Agreement. Notwithstanding the foregoing and for the avoidance of doubt, as of October 15, 2014, each of Fort Smith, Little Rock and Lowell have been dissolved and are no longer Borrowers hereunder.

(c) Section 6.22(d) (Capital Expenditures). Section 6.22(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(d) Capital Expenditures. The Credit Parties will not, nor will they permit any Subsidiary to, incur or make any Capital Expenditures during any period set forth below in an amount exceeding the amount set forth opposite such period:

Period	Maximum Capital Expenditures
Fiscal Year ending 2014	$7,000,000
Fiscal Year ending 2015	$2,500,000
Fiscal Year ending 2016	$2,500,000
Fiscal Year ending 2017	$2,500,000
Fiscal Year ending 2018	$2,500,000
Fiscal Year ending 2019	$2,500,000

The amount of any Capital Expenditures permitted to be made in respect of any fiscal year, commencing with the fiscal year ending December 31, 2016, shall be increased by one hundred percent (100%) of the unused amount of Capital Expenditures that were permitted to be made during the immediately preceding fiscal year pursuant hereto, without giving effect to any carryover amount. Capital Expenditures in any fiscal year shall be deemed to use first, the amount permitted for such fiscal year without giving effect to any carryover amount and, second, any amount permitted to be carried forward to such fiscal year.”

Section 3. Conditions of Effectiveness. This Amendment shall become effective as of the date hereof, but only upon receipt by Agent of each of the following:

(a) four (4) original counterparts of this Amendment fully executed on behalf of the Borrowers, each other Credit Party, Agent and the Lenders; and

(b) such other certificates, instruments, documents, and agreements as may be reasonably required by Agent or its counsel, each of which shall be in form and substance satisfactory to Agent and its counsel.

Section 4. Fees and Expenses. Borrower agrees to pay on demand all reasonable costs and expenses of, or incurred by, Agent, including but not limited to, reasonable fees and disbursements of counsel to Agent, in connection with the evaluation, negotiation, preparation, execution and delivery of this Amendment.

Section 5. Security. Each Credit Party expressly acknowledges and agrees that all collateral, security interests, liens, pledges and mortgages granted to Agent for the benefit of itself and the Lenders in connection with the Credit Agreement, this Amendment, or hereafter granted to Agent for the benefit of itself and the Lenders, and all other supplements to the Credit Agreement or any Loan Document, extend to and cover all of the Obligations of the Credit Parties to Lenders, now existing or hereafter arising including, without limitation, those arising in connection with the Credit Agreement, as amended by this Amendment, upon the terms set forth in such agreements, all of such security interests, liens, pledges, and mortgages are hereby ratified, reaffirmed, confirmed and approved.

Section 6. Affirmation. Except as specifically amended pursuant to the terms hereof, the Credit Agreement and all other Loan Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified, reaffirmed, confirmed and approved in all respects by the Credit Parties. Each Credit Party covenants and agrees to comply with all of the terms, covenants and conditions of the Credit Agreement, as amended hereby, and all other Loan Documents, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on the Agent’s or any Lender’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.

Section 7. Representations and Warranties. Each Credit Party represents and warrants to Agent and Lenders that:

(a) It has all necessary power and authority to execute and deliver this Amendment and perform its obligations hereunder, (b) this Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of such Credit Party and are enforceable against such Credit Party in accordance with their terms, and (c) neither the execution, delivery or performance by such Credit Party of this Amendment (1) violates any law or regulation, or any other decree of any governmental body, (2) conflicts with or results in the breach or termination of, constitutes a default under or accelerates any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound, (3) results in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Collateral, (4) violates or conflicts with the articles of incorporation (or articles of formation), bylaws (or operating agreement), or other organizational documents of such Credit Party, or (5) requires the consent, approval or authorization of, or declaration or filing with, any other Person, except for those already duly obtained;

(b) No Default or Event of Default shall have occurred and be continuing as of the date hereof;

(c) As of the date hereof, and after giving effect to this Amendment and the transactions contemplated hereby, the representations and warranties of the Credit Parties contained in the Credit Agreement and any Loan Document are true and correct in all material respects (provided that if such representation or warranty is by its terms qualified by concepts of materiality, such representation and warranty shall be true and correct in all respects) on and as of the date hereof, in each case except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct in all respects as of such earlier date; and

(d) Since December 31, 2013, there has been no Material Adverse Effect.

Section 8. Reference to, and Effect on, Credit Agreement and the Loan Documents.

(a) Ratification of Credit Agreement and the Loan Documents. Except as specifically amended above or in connection with this Amendment (as applicable), the Credit Agreement and the Loan Documents shall remain in full force and effect. Notwithstanding anything contained herein, the terms of this Amendment are not intended to and do not effect a novation of the Credit Agreement or any Loan Document. Each Credit Party hereby ratifies and reaffirms each of the terms and conditions of the Credit Agreement, as amended hereby, and the Loan Documents, as amended in connection herewith, to which it is a party and all of its obligations thereunder.

(b) No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Credit Agreement or any of the Loan Documents, except as expressly provided herein.

(c) References. Upon the effectiveness of this Amendment each reference in (a) the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” or words of similar import and (b) any Loan Document to “the Credit Agreement,” or words of similar import shall, in each case and except as otherwise specifically stated therein, mean and be a reference to the Credit Agreement, as amended hereby.

Section 9. Release.

(a) In consideration of Agent and Lenders entering into this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which each Credit Party hereby acknowledges on its own behalf and on behalf of its successors (including, without limitation, any receiver or trustee acting on behalf of any Credit Party and any debtor-in-possession with respect to any Credit Party), assigns, subsidiaries and Affiliates (collectively, the “Releasors”), each Credit Party hereby forever releases, discharges and acquits Agent and Lenders and their respective parents, subsidiaries, shareholders, Affiliates, partners, trustees, officers, employees, directors, agents and attorneys and their respective successors, heirs and assigns (collectively, the “Releasees”) from any and all claims, demands, liabilities, responsibilities, disputes, causes, damages, actions and causes of actions (whether at law or in equity) indebtedness and obligations (collectively, “Claims”) of every type, kind, nature, description or character, including, without limitation, any so-called “lender liability” claims or defenses, and irrespective of how, why or by reason of what facts, whether such Claims have heretofore arisen, are now existing or hereafter arise, or which could, might or be claimed to exist, of whatever kind or nature, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, matured or unmatured, fixed or contingent, each as though fully set forth herein at length, which may in any way arise out of, are connected with or in any way relate to actions or omissions which occurred on or prior to the date hereof with respect to any Credit Party, any other obligor (if any), this Amendment, the Credit Agreement, the Obligations, any

Collateral, or any Loan Document and any third parties liable in whole or in part for the Obligations. This provision shall survive and continue in full force and effect whether or not the Credit Parties shall satisfy all other provisions of this Amendment, the Credit Agreement or any of the Loan Documents, including payment in full of the Obligations.

(b) Each Credit Party hereby agrees that its obligation to release the Releasees as set forth herein shall include an obligation by the Credit Parties to indemnify and hold the Releasees harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by, or on behalf of, any Person, including, without limitation, officers, directors, agents, trustees, creditors, partners or shareholders of any Credit Party, whether threatened or initiated, asserting any claim for legal or equitable remedy under any statute, regulation or common law principle arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of this Amendment or any other document executed in connection herewith, other than to the extent determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from such Releasees’ gross negligence, willful misconduct or bad faith. The foregoing indemnity shall survive the payment in full of the Obligations and the termination of this Amendment, the Credit Agreement and the Loan Documents.

Section 10. Incorporation. The parties hereto acknowledge and agree that the terms and provisions of this Amendment amend, add to and constitute a part of the Credit Agreement. Except as expressly modified and amended by the terms of, or in connection with, this Amendment (as applicable), all of the other terms and conditions of the Credit Agreement and all documents executed in connection therewith or referred to or incorporated therein remain in full force and effect and are hereby ratified, reaffirmed, confirmed and approved.

Section 11. Conflict. If there is an express conflict between the terms of this Amendment and the terms of the Credit Agreement, or any of the other agreements or documents executed in connection therewith or referred to or incorporated therein, the terms of this Amendment shall govern and control.

Section 12. Governing Law. This Amendment shall be governed and construed in accordance with the internal laws (including, without limitation, 735 ILSC Section 105/5-1 et seq., but otherwise without regard to the conflict-of-laws provisions) of the State of Illinois.

Section 13. Entire Agreement. This Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.

Section 14. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Delivery by facsimile or electronic transmission of a portable document file (also known as a .pdf file) of an executed counterpart signature page shall be effective as a manually executed counterpart signature hereof.

[SIGNATURE PAGES FOLLOW]

(Signature Page to Amendment No. 1 to Amended and Restated Credit and Guaranty Agreement)

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

BORROWERS:

ADDUS HEALTHCARE, INC., an Illinois corporation

ADDUS HEALTHCARE (IDAHO), INC., a Delaware corporation

ADDUS HEALTHCARE (INDIANA), INC., a Delaware corporation

ADDUS HEALTHCARE (NEVADA), INC., a Delaware corporation

ADDUS HEALTHCARE (NEW JERSEY), INC., a Delaware corporation

ADDUS HEALTHCARE (NORTH CAROLINA), INC., a Delaware corporation

BENEFITS ASSURANCE CO., INC., a Delaware corporation

PHC ACQUISITION CORPORATION, a California corporation

PROFESSIONAL RELIABLE NURSING SERVICE, INC., a California corporation

ADDUS HEALTHCARE (SOUTH CAROLINA), INC., a Delaware corporation

ADDUS HEALTHCARE (DELAWARE), INC., a Delaware corporation

CURA PARTNERS, LLC, a Tennessee limited liability company

	By:	/s/ Mark Heaney
Mark Heaney
As President of each of the above listed entities and in such capacity, intending by this signature to legally bind each of the above entities

(Signature Page to Amendment No. 1 to Amended and Restated Credit and Guaranty Agreement)

OTHER CREDIT PARTIES:	ADDUS HOMECARE CORPORATION, a Delaware corporation

	By:	/s/ Mark Heaney
Mark Heaney
President

(Signature Page to Amendment No. 1 to Amended and Restated Credit and Guaranty Agreement)

AGENT AND LENDER:	FIFTH THIRD BANK, an Ohio banking corporation, as Agent and a Lender

	By:	/s/ Gregory H. Bork
Gregory H. Bork
Vice President